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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference into the Company's Registration Statement on Form S-1 for the registration of 350,000 shares of Common Stock of our report dated July 22, 1997, with respect to the financial statements of Midway Airlines Corporation as of June 30, 1997 and December 31, 1996 and for the six months and year then ended, respectively, included in the registration statement (Form S-1 No. 333-37375) and the related prospectus of Midway Airlines Corporation dated December 4, 1997.

                                                       /s/ Ernst & Young LLP

Raleigh, North Carolina
December 4, 1997